Exhibit 10.1

EXECUTION VERSION

SETTLEMENT AGREEMENT AND RELEASE
This Settlement Agreement and Release (this "Agreement") is entered into and effective as of this 11th day of February, 2019 (the "Effective Date"), by and among:
(i)  Alico, Inc., a Florida corporation (the "Company" or "Alico");
(ii) George R. Brokaw, individually and in his capacity as a director and officer of Alico;
(iii) R. Greg Eisner, individually and in his capacity as a director of Alico;
(iv) Benjamin D. Fishman, individually and in his capacity as a director and officer of Alico;
(v)  W. Andrew Krusen, Jr., individually and in his capacity as a director of Alico;
(vi) Henry R. Slack, individually and in his capacity as a director and officer of Alico;
(vii)              Remy W. Trafelet ("Trafelet"), individually and in his capacities as a director and officer of Alico, managing member of 734 Agriculture, LLC, a Delaware limited liability company ("734 Agriculture"), managing member of RCF 2014 Legacy LLC and managing member of Delta Offshore Master II, LTD.;
(viii)             734 Agriculture;
(ix) RCF 2014 Legacy LLC; and
(x)  Delta Offshore Master II, LTD.
The individuals and entities listed in (i) through (x) above are referred to in this Agreement as a "Party" or the "Parties."  The individuals listed in (ii) through (vi) above are collectively referred to in this Agreement as the "Director Parties" (together with the Company, the "Alico Parties").  The individuals and entities listed in (vii) through (x) above are collectively referred to in this Agreement as the "Trafelet Parties."
RECITALS
WHEREAS, on November 11, 2018, the Trafelet Parties delivered a document entitled "Action by Written Consent of the Majority Shareholders of Alico, Inc., a Florida Corporation, Taken Without a Meeting" to Alico's corporate secretary in the name of 734 Investors, LLC ("734 Investors") and the Trafelet Parties, which sought to among other things, (i) remove George R. Brokaw, R. Greg Eisner, W. Andrew Krusen, Jr. and Henry R. Slack from the Board of Directors of the Company (the "Board"), (ii) amend the Amended and Restated Bylaws of the Company (the "Bylaws") to reduce the number of Board members from seven directors to five directors, prohibit the directors from amending the provisions of the Bylaws fixing the number of directors, and provide that vacancies on the Board created by the removal of directors by Alico's shareholders may only be filled by a majority vote of Alico's shareholders, and (iii) elect Joseph Schenk and John Gregorits as members of the Board (the "Trafelet Consent");

WHEREAS, on November 16, 2018, the Trafelet Parties filed a lawsuit against George R. Brokaw, R. Greg Eisner, W. Andrew Krusen, Jr. and Henry R. Slack, in the Circuit Court of the Thirteenth Judicial Circuit in and for Hillsborough County, Florida (the "Circuit Court"), captioned 734 Agriculture, LLC et al. v. Brokaw et al., Case No. 18-CA-011294 (the "Action"), seeking a declaration that (i) the Trafelet Consent is valid and binding, (ii) the resolutions passed at a meeting of the Board on November 12, 2018, to, among other things, constitute an ad hoc committee of the Board to consider, evaluate and make any and all determinations, and to take any and all actions, on behalf of the Board, in connection with the Trafelet Consent are null and void, and (iii) George R. Brokaw, R. Greg Eisner, W. Andrew Krusen, Jr. and Henry R. Slack were properly removed from the Board by the Trafelet Consent (collectively and together with the claims asserted in the Complaint (as defined below), the "Claims");
WHEREAS, on November 19, 2018, the Company notified Trafelet that it intended to consider terminating his employment for "cause" pursuant to the terms of (i) the Employment Agreement, dated as of December 31, 2016 (the "Employment Agreement"), by and between the Company and Trafelet, (ii) the Nonqualified Option Agreement, dated as of December 31, 2016 (the "2016 Option Agreement"), by and between the Company and Trafelet, and (iii) the Nonqualified Option Agreement, dated as of September 7, 2018 (the "2018 Option Agreement" and, together with the 2016 Option Agreement, the "Option Agreements"), by and between the Company and Trafelet, and Trafelet was placed on paid administrative leave pending the outcome of these proceedings (the "Employment Dispute");
WHEREAS, on November 27, 2018, the Circuit Court denied without prejudice to renewal the Trafelet Parties' motion for a temporary restraining order and affirmative injunction restoring Trafelet from administrative leave to active status in his capacity as President and CEO of the Company;
WHEREAS, on November 28, 2018, George R. Brokaw, R. Greg Eisner, W. Andrew Krusen, Jr. and Henry R. Slack and the Trafelet Parties stipulated to an order that provides that, pending the resolution of that certain litigation in the Delaware Court of Chancery, (i) the record date for the Trafelet Consent is stayed indefinitely, and (ii) the Trafelet Parties and the Board shall not take any action outside of routine day-to-day operations conducted in the ordinary course of business, including any action to change the corporate governance of Alico or to remove any corporate officers or directors from positions held as of November 27, 2018;
WHEREAS, on December 6, 2018, the Trafelet Parties filed an amended complaint (the "Complaint"), adding Alico and Benjamin D. Fishman as defendants in the Action and adding a claim for tortious interference with contract;
WHEREAS, on December 21, 2018, the Trafelet Parties filed a renewed motion for a preliminary injunction restoring Trafelet from administrative leave to active status in his capacity as President and CEO of the Company;
WHEREAS, on January 18, 2019, the Alico Parties moved to dismiss the Complaint;

WHEREAS, the Board has reviewed the terms of this Agreement and unanimously determined that it is in the best interests of the Company and its shareholders to resolve the Action and the Employment Dispute on the terms described herein;
WHEREAS, Trafelet has agreed to resign his employment with the Company and all of its subsidiaries, and his position as a member of the Board, effective as of the Effective Date;
WHEREAS, on the Effective Date, certain affiliates of each of the Director Parties and the Trafelet Parties have entered into that certain Settlement Agreement and Release with respect to an action in the Delaware Court of Chancery, In re 734 Investors, LLC Litigation, C.A. No. 2018-0844-JTL (such agreement, the "Delaware Settlement Agreement"); and
WHEREAS, to avoid the costs and uncertainties of further litigation to resolve their dispute, the Parties hereto wish to settle all disputes, claims and matters that have arisen or may arise out of the Action, the Employment Dispute, the Trafelet Consent or the subject matters thereof.
AGREEMENT
NOW, THEREFORE, based on the foregoing recitals, and in consideration of the mutual covenants, promises, and agreements reflected herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1. Definitions.  In addition to terms otherwise defined in this Agreement, the following terms shall have the meanings set forth below:
(a) The term "affiliate" shall have the meaning set forth in Rule 12b-2 promulgated by the Securities and Exchange Commission (the "SEC") under the Exchange Act.
(b) The terms "Beneficial Owner" and "Beneficially Own" shall have the meaning set forth in Rule 13d-3 promulgated by the SEC under the Exchange Act.
(c) The term "Certificate" shall mean the Restated Certificate of Incorporation of the Company, as amended.
(d) The term "Exchange Act" shall mean Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(e) The terms "person" and "persons" shall be interpreted broadly to include, among others, any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature.
(f) The term "Voting Securities" shall mean the common stock, par value $1.00 per share, of Alico (the "Common Stock"), and any other securities of Alico entitled to vote in the election of directors, or securities convertible into, or exercisable or exchangeable for, Common Stock or other securities, whether or not subject to the passage of time or other contingencies.

2. Dismissal of the Action. Within two (2) business days after the Effective Date, the Parties shall execute and file with the Circuit Court a Stipulation of Dismissal in the form attached hereto as Exhibit A, seeking dismissal of the Action with prejudice.
3. Release.
(a) Each of the Alico Parties and each of their respective assigns and affiliates, and all present and former employees, officers, owners, directors, managers, members, principals, subsidiaries, beneficiaries, attorneys, and agents and any other person or entity acting or purporting to act on their behalf, as applicable, hereby expressly and unconditionally releases, acquits, and forever discharges the Trafelet Parties and each of their respective assigns and affiliates, and all present and former employees, officers, owners, shareholders, directors, managers, members, principals, subsidiaries, beneficiaries, attorneys, and agents and any other person or entity acting or purporting to act on their behalf, as applicable, from any and all claims, demands, causes of action, actions, suits, promises, damages, liabilities and judgments whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, matured or not matured, in law or equity, which the Alico Parties shall or may have for, upon or by reason of any matter, cause or thing whatsoever arising out of the same set of operative facts as, or in any way related to, the Claims and the Employment Dispute, including, but not limited to, any actions and/or omissions by Trafelet in his capacity as president and chief executive officer of Alico and/or member of the Board related to the Claims and the Employment Dispute.
(b) Each of the Trafelet Parties and each of their respective assigns and affiliates, and all present and former employees, officers, owners, shareholders, directors, managers, members, principals, subsidiaries, beneficiaries, attorneys, and agents and any other person or entity acting or purporting to act on their behalf, as applicable, hereby expressly and unconditionally releases, acquits, and forever discharges the Alico Parties and each of their respective assigns and affiliates, and all present and former employees, officers, owners, shareholders, directors, managers, members, principals, subsidiaries, beneficiaries, attorneys, and agents and any other person or entity acting or purporting to act on their behalf, as applicable, from any and all claims, demands, causes of action, actions, suits, promises, damages, liabilities and judgments whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, matured or not matured, in law or equity, which the Trafelet Parties shall or may have for, upon or by reason of any matter, cause or thing whatsoever arising out of the same set of operative facts as, or in any way related to, the Claims and the Employment Dispute, including, but not limited to, any decision by the Alico Parties to either disclose or not disclose information concerning Alico referenced in the Complaint or any action and/or omission by the Alico Parties in their respective capacities related to the Claims and the Employment Dispute.
(c) Trafelet, of his own free will, voluntarily and unconditionally releases and forever discharges the Company, its assigns and affiliates, and all present and former employees, officers, owners, shareholders, directors, managers, members, principals, subsidiaries, beneficiaries, attorneys, and agents and any other person or entity acting or purporting to act on their behalf (both individually and in their official capacities with the Company) (the "Company Releasees") from, any and all claims, demands, causes of action, actions, suits, promises, damages, liabilities and judgments whatsoever, whether known or unknown, in law or equity,  that Trafelet, and his dependents, relatives, heirs, executors, administrators, successors and assigns who are claiming through him, has or may hereafter have from the beginning of time to the Effective Date against the Company or the Company Releasees upon or by reason of any matter, cause or thing whatsoever arising out of his employment by the Company and the cessation of said employment or any claim for compensation, and including, but not limited to, any alleged violation of the Civil Rights Acts of 1964 and 1991, the Equal Pay Act of 1963, the Age Discrimination in Employment Act of 1967 ("ADEA"), the Rehabilitation Act of 1973, the Employee Retirement Income Security Act of 1974, the Older Workers Benefit Protection Act of 1990 ("OWBPA"), the Americans with Disabilities Act of 1990 and any other federal, state or local law, regulation or ordinance, or public policy, contract or tort law having any bearing whatsoever on the terms and conditions of employment or termination of employment (collectively, "Employment Claims").  Notwithstanding the foregoing, this Section 3(c) shall not, and is not intended to, waive or release any claim Trafelet or any of his heirs, relatives, dependents, executors, administrators, successors or assigns has for any accrued base salary or vested matching contributions under Alico's 401(k) plan through the Effective Date.
(d) Solely with respect to the release of Employment Claims under ADEA and the OWBPA pursuant to Section 3(c) (collectively, the "ADEA Release"), Trafelet acknowledges and agrees that (i) he has received a copy of this Agreement prior to its execution and has been advised hereby of his opportunity to review and consider this Agreement for twenty one (21) days prior to its execution, (ii) he has been advised hereby to consult with an attorney prior to executing this Agreement, and (iii) he enters into this Agreement having freely and knowingly elected, after due consideration, to execute this Agreement and to fulfill the promises set forth herein.  The ADEA Release shall be revocable by Trafelet during the seven (7)-day period following its execution, and shall not become effective or enforceable until the expiration of such seven (7)-day period.  In the event of such a revocation, any Retained Options (as defined below) held by Trafelet shall be automatically forfeited and cancelled without payment therefor.
(e) Nothing in this Agreement shall affect the rights of any Party to coverage under any preexisting insurance policies maintained by Alico or any of its affiliates or under any preexisting indemnity rights, obligations or arrangements that any such person or entity may have with Alico (including, for the avoidance of doubt, pursuant to the Certificate or the Bylaws or any indemnification agreement) or any of its affiliates.
(f) The releases set forth in this Section 3 are effective except to the extent prohibited by law.
(g) Notwithstanding the foregoing, and for the avoidance of doubt, nothing in this Section 3 shall be construed to release any Party from any obligations under, or any claims any Party may have for breach of, this Agreement, the Delaware Settlement Agreement, the Consulting Agreement, or the Registration Rights Agreement.
4. Release of Unknown Claims.  Each of the Parties acknowledges that he or it may hereafter discover facts in addition to or different from those that they now know or believe to be true with respect to the subject matter of the Claims or Employment Claims released herein, but the Parties hereby knowingly and willingly, fully, finally and forever settle and release any and all such Claims and Employment Claims as provided in this Agreement, whether known or unknown, suspected or unsuspected, contingent or non-contingent, which now exist or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future.  Each of the Parties acknowledges that it has been advised by its attorneys concerning, and is familiar with, California Civil Code Section 1542 and expressly waives any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to the provisions of the California Civil Code Section 1542, including that provision itself, which reads as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
The Parties acknowledge that inclusion of the provisions of this Section 4 to this Agreement was a material and separately bargained for element of this Agreement.
5. Covenant Not to Sue.  Each of the Alico Parties and the Trafelet Parties warrants, covenants and agrees that he or it will not, individually or collectively, bring, maintain, assist or otherwise institute or allow others within his or its control to bring, maintain, assist or otherwise institute any action in any forum anywhere in the world that challenges:
(a) the validity or legality of this Agreement or the authority of the Parties to execute it; and
(b) the compliance on or prior to the date hereof by any member of the Board with their fiduciary duties owed to Alico or its shareholders, or any similar claim arising out of their capacities as Alico directors, officers or shareholders.
Each of the Alico Parties and the Trafelet Parties further agrees that he or it will not knowingly encourage or voluntarily assist any third party asserting any of the challenges set forth in this Section 5; provided, however, that nothing contained herein shall prevent or restrict any Party from providing truthful testimony or complying with any applicable law, court order or legal process (including, without limitation, subpoenas); and provided, further, that nothing contained herein shall be construed as limiting the right of any third party to assert derivative claims on behalf of the Company; and provided, further, that the Alico Parties shall not, directly or indirectly, encourage any third party to assert derivative claims on behalf of the Company, and shall not, directly or indirectly, assist any third party in the pursuit of such a derivative claim, except that the Alico Parties may comply with any legal requirements in relation to derivative demands including responding to and considering consistent with their fiduciary duties a shareholder demand or derivative action independently brought by a third party.
6. Resignation.
(a) Trafelet acknowledges and agrees that, effective on the Effective Date and by virtue of executing this Agreement, and without any further action by Trafelet, Trafelet hereby resigns as President and Chief Executive Officer of the Company and as an employee, officer, director or manager of, or any other position with, the Company or any of its subsidiaries, including as a member of the Board (the "Resignation").  Benjamin D. Fishman shall continue to serve as Interim President of the Company.
(b) For purposes of all plans, agreements, policies and arrangements of the Company and its affiliates in which Trafelet participated or to which Trafelet was a party (including, without limitation, the Employment Agreement and the Option Agreements), the Resignation shall be treated as a voluntary termination of Trafelet's employment by Trafelet, and Trafelet's rights (economic or otherwise) under any such plans, agreements, policies and arrangements of the Company and its affiliates in which Trafelet participated or to which Trafelet was a party (including, without limitation, the Employment Agreement and the Option Agreements) shall be limited to those set forth in Section 8 below.
7. Consulting Agreement.  Concurrently with the execution and delivery of this Agreement, Trafelet and Alico have entered into the Consulting Agreement set forth on Exhibit B hereto (the "Consulting Agreement").
8. Treatment of Equity Awards.  Notwithstanding anything contained in the Option Agreements to the contrary, the Company and Trafelet hereby agree as follows:
(a) All stock options to purchase a share of Common Stock (each, an "Option") granted to Trafelet pursuant to the 2016 Option Agreement shall be automatically forfeited and cancelled without payment therefor as of the Effective Date.
(b) Subject to Sections 8(c), 8(d), and 8(e), the 2018 Option Agreement shall remain in effect with respect to (i) 26,250 Options that are eligible to vest pursuant to Section 3(a)(i) of the 2018 Option Agreement, and (ii) 26,250 Options that are eligible to vest pursuant to Section 3(a)(ii) of the 2018 Option Agreement (collectively, the "Retained Options"); and all remaining Options granted to Trafelet pursuant to the 2018 Option Agreement shall be automatically forfeited and cancelled without payment therefor as of the Effective Date.
(c) The Retained Options shall remain outstanding and eligible to vest pursuant to their respective terms during the period commencing on the Effective Date and ending on the first (1st) anniversary of the Effective Date (the "Retained Option Period").
(d) Any Retained Option that becomes vested in accordance with its terms during the Retained Option Period shall automatically terminate and be of no further force or effect as of the date that is six (6) months following the date on which such Retained Option becomes vested.
(e) Any Retained Option that does not become vested in accordance with its terms during the Retained Option Period shall be automatically forfeited and cancelled without payment therefor as of the end of the Retained Option Period.
9. Voting Agreement.  From the Effective Date until the earlier of (i) the five (5)-year anniversary of the Effective Date and (ii) the date on which the Trafelet Parties, together with any affiliates, cease to Beneficially Own, in the aggregate, at least 0.5% of the outstanding Voting Securities (such period, the "Restricted Period"), the Trafelet Parties shall, and shall cause each of their affiliates to (in each case, to the extent that they Beneficially Own, or may, directly or indirectly, obtain voting control of, any Voting Securities) be present, in person or by proxy, at each and every Alico annual shareholder meeting, and otherwise to cause all Voting Securities Beneficially Owned by them, or for which they may directly or indirectly obtain voting control of, to be counted as present for purposes of establishing a quorum at any such meeting, and to vote or consent on the election of directors, compensation plans and any routine matter, or cause to be voted or consented on any such matter, all such Voting Securities in accordance with the recommendation of the Board.
10. Standstill.  Without limiting Section 9, during the Restricted Period, the Trafelet Parties shall not, directly or indirectly, and each of the Trafelet Parties shall cause its affiliates, and its and their respective employees, officers, directors, managers, members, principals, and agents and any other person or entity acting or purporting to act on its behalf, not to, directly or indirectly, without the prior express written authorization of the Board:
(a) acquire, offer, seek or agree to acquire, by purchase or otherwise, or direct or cause any third party to acquire, any Voting Securities or assets of the Company, or rights or options to acquire any Voting Securities or assets of the Company, or engage in any swap or hedging transactions or other derivative agreements of any nature with respect to the Voting Securities, provided however that the foregoing shall not prohibit any Trafelet Party from (i) exercising any equity option that it holds on the date hereof (or receives in respect of any such option) after giving effect to Section 8 of this Agreement, (ii) receiving any cash or noncash dividend or distribution on the Voting Securities including without limitation pursuant to any stock split, stock dividend or other distribution, (iii) receiving any Voting Securities pursuant to any distribution from, or pursuant to the dissolution of, 734 Investors and/or 734 Agriculture, in each case, with respect to Voting Securities that are indirectly owned by such Trafelet Party or its affiliates as of the date hereof, or  (iv) receiving any Voting Securities or assets of the Company, or rights or options to acquire any Voting Securities or assets of the Company that are issuable, issued, exchanged or distributed in any recapitalization, restructuring, spinoff, splitoff or business combination transaction involving the Company on the same basis as other shareholders of the Company;
(b) solicit proxies or written consents of shareholders or conduct any other type of referendum (binding or non-binding) with respect to, or from the holders of, the Voting Securities, or become a "participant" (as such term is defined in Instruction 3 to Item 4 of Schedule 14A promulgated under the Exchange Act) in or assist any person in any "solicitation" of any proxy, consent or other authority (as such terms are defined under the Exchange Act) to vote any Voting Securities;
(c) encourage, advise, assist or influence any other person or assist any person in so encouraging, advising, assisting or influencing any person with respect to the giving or withholding of any proxy, consent or other authority to vote or in conducting any type of referendum, binding or non-binding (other than such encouragement, advice, assistance or influence that is consistent with the Board's recommendation with such matter);
(d) subject to Section 9, form, join or participate in any way in a partnership, limited partnership, syndicate or other group, including a "group" as defined under Section 13(d)

of the Exchange Act, with respect to any Voting Securities, other than solely with the other Trafelet Parties in accordance with the terms of this Agreement, including Section 9;
(e) sell, offer or agree to sell all or substantially all, directly or indirectly, through swap or hedging transactions or otherwise, voting rights decoupled from the underlying Common Stock held by the Trafelet Parties;
(f) make or be the proponent of any shareholder proposal (whether pursuant to Rule 14a-8 under the Exchange Act or otherwise) for consideration by the Company's shareholders, whether at any annual meeting or special meeting of the Company's shareholders or through action by written consent;
(g) (i) seek, alone or in concert with others, election or appointment to, or representation on, the Board or nominate or propose the nomination of, or recommend the nomination of, any candidate to the Board, (ii) seek, alone or in concert with others, the removal of any member of the Board, (iii) seek, alone or in concert with others, to influence any officer of the Company or (iv) conduct a referendum of shareholders;
(h) grant any proxy, consent or other authority to vote with respect to any matters or deposit any Voting Securities in a voting trust or subject them to a voting agreement or other arrangement of similar effect;
(i) make any request for records of the Company under Section 607.1602 of the Florida Business Corporation Act or any other statutory or regulatory provisions providing for shareholder access to books and records;
(j) make or in any way participate, directly or indirectly, in any tender offer, exchange offer, merger, business combination, recapitalization, restructuring, liquidation, dissolution or similar transaction involving the Company or its subsidiaries or its or their securities or assets (it being understood that the foregoing shall not restrict the Trafelet Parties from tendering shares, receiving payment for shares or otherwise participating in any such transaction on the same basis as other shareholders of the Company, or from participating in any such transaction that has been approved by the Board); or make, directly or indirectly, any proposal, either alone or in concert with others, to the Company or the Board that would reasonably be expected to require a public announcement regarding any such transaction;
(k) except in accordance with Section 16(c), make any proposal or statement with respect to (i) any change in the number or term of directors or the filling of any vacancies on the Board, (ii) any material change in the capitalization or dividend policy of the Company, (iii) any material change in the Company's management, business, operations, governance or corporate structure, (iv) any waiver, amendment or modification to the Certificate or Bylaws, (v) causing a class of securities of the Company to be delisted from, or to cease to be authorized to be quoted on, any securities exchange or (vi) causing a class of equity securities of the Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;
(l) institute, solicit, assist or join any litigation, arbitration or other proceeding against or involving the Company or any of its current or former directors or officers

(including derivative actions) in order to effect or take any of the actions expressly prohibited by this Section 10; provided, however, that for the avoidance of doubt, the foregoing shall not prevent any Trafelet Party from (i) bringing litigation to enforce the provisions of this Agreement, (ii) bringing bona fide commercial disputes that do not relate to the subject matter of this Agreement, or (iii) exercising statutory appraisal rights; provided, further, that the foregoing shall also not prevent a Trafelet Party from responding to or complying with a validly issued legal process;
(m) in any manner, directly or indirectly, engage in any transaction in which a Trafelet Party or any of its affiliates in any way seeks to profit through a decline in the price of Alico securities, including by way of any short sale or maintenance of a short position in Alico's securities, whether through a cash settled put option or other derivative security, contract or instrument, swap transactions or otherwise, it being understood that bona fide hedging transactions shall be permitted as long as no Trafelet Party or any of its affiliates has at any time a net short position in Alico securities;
(n) request, directly or indirectly, any amendment or waiver of any of the foregoing in a manner that would reasonably likely require public disclosure by Alico, any Alico Party, any Trafelet Party or any affiliate of any Trafelet Party;
(o) publicly disclose any intention, plan or arrangement inconsistent with any provisions of this Section 10; or
(p) enter into any discussions, negotiations, agreements, arrangements or understandings with any person with respect to any of the foregoing or advise, assist, encourage or seek to persuade any person to take any action with respect to any of the foregoing.
11. Nondisparagement.  The Alico Parties and the Trafelet Parties shall each refrain from making, and shall cause their respective affiliates and its and their respective principals, directors, members, general partners, officers, employees, agents and representatives acting on their behalf ("Representatives") not to make or cause to be made, and shall not directly or indirectly encourage any other person to make or cause to make, any statement or announcement (including in any document or report filed with or furnished to the SEC or through the press, media, analysts or other persons) that constitutes an ad hominem attack on, or otherwise disparages, defames, slanders, or impugns or is reasonably likely to damage the reputation of (any such statements, a "Disparaging Statement"), (a) in the case of statements or announcements by any of the Trafelet Parties:  the Alico Parties or any of their respective assigns and affiliates, or any present and former employees, officers, owners, shareholders, directors, managers, members, principals, subsidiaries, beneficiaries, attorneys, and agents and any other person or entity acting or purporting to act on their behalf, as applicable (including any such statements or announcements regarding the Company's strategy, operations, products, performance or services); and (b) in the case of statements or announcements by the Alico Parties:  the Trafelet Parties or any of their respective assigns and affiliates, or any present and former employees, officers, owners, shareholders, directors, managers, members, principals, subsidiaries, beneficiaries, attorneys, and agents and any other person or entity acting or purporting to act on their behalf, as applicable.  For the avoidance of doubt, with respect to the Trafelet Parties, Disparaging Statements include, without limitation, any future statement or announcement stating that Trafelet was terminated by Alico from his position as president and chief executive officer of Alico or that cause existed or may have existed for such a termination.  The foregoing shall not restrict the ability of any person to assert or defend claims in litigation, comply with any subpoena or other legal process, respond to a request for information from any governmental authority with jurisdiction over the party from whom information is sought, or to exercise any legally protected whistleblower rights (including pursuant to Rule 21F promulgated under the Exchange Act).
12. Representations of the Alico Parties.  Each Alico Party, severally and not jointly, represents and warrants to the Trafelet Parties that (a) such Alico Party has the power and authority to execute this Agreement and any other documents or agreements to be entered into in connection with this Agreement, (b) this Agreement has been duly and validly authorized, executed and delivered by such Alico Party, constitutes a valid and binding obligation and agreement of such Alico Party, and is enforceable against such Alico Party in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles, (c) the execution, delivery and performance of this Agreement by such Alico Party does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to such Alico Party, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which such Alico Party is a party or by which it is bound and (d) such Alico Party has not made any assignment of any interest with respect to the Claims.
13. Representations of the Trafelet Parties.  Each Trafelet Party represents and warrants to the Alico Parties that (a) such Trafelet Party has the power and authority to execute this Agreement and any other documents or agreements to be entered into in connection with this Agreement and to bind it thereto, (b) this Agreement has been duly and validly authorized, executed and delivered by such Trafelet Party, constitutes a valid and binding obligation and agreement of such Trafelet Party, and is enforceable against such Trafelet Party in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles, (c) if such Trafelet Party is an entity, the execution of this Agreement, the consummation of any of the transactions contemplated hereby, and the fulfillment of the terms hereof, in each case in accordance with the terms hereof, does not and will not conflict with, or result in a breach or violation of the organizational documents of such Trafelet Party as currently in effect, (d) the execution, delivery and performance of this Agreement by such Trafelet Party does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to such Trafelet Party, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which such Trafelet Party is a party or by which it is bound, (e) as of the Effective Date, (i) the Trafelet Parties Beneficially Own in the aggregate

1,006,445 shares of Common Stock (515,421 of which are held through 734 Investors), and (ii) after giving effect to Section 8 and subject to the terms and conditions of the Option Agreements and Section 8, Trafelet holds 52,500 Options and (f) such Trafelet Party has not made any assignment of any interest with respect to the Claims.
14. Registration Rights.  Concurrently with the execution and delivery of this Agreement, Trafelet and Alico have entered into the Registration Rights Agreement set forth on Exhibit C hereto (the "Registration Rights Agreement").  In addition, with respect to any shares of Common Stock that are distributed, directly or indirectly, to any Trafelet Party by 734 Investors, Alico will grant to the Trafelet Parties registration rights that are equivalent to, and pari passu with, any registration rights granted to any other Alico shareholder with respect to any shares of Common Stock formerly held by 734 Investors (but only to the extent necessary for the Trafelet Parties to have shares that are freely tradable without volume or other restrictions).
15. No Admissions.  Nothing contained in this Agreement, including the grant of release as set forth in Section 3, is to be construed as an admission of liability, fault or wrongdoing or any fact or condition indicating any wrongdoing by any Party with respect to any released claim or an admission as to the merit of any settled claim.  This Agreement is being entered solely for the purpose of avoiding the time and expense involved in further litigation of the Action.  Nothing contained in this Agreement or anything said or communicated in the course of negotiating this Agreement may be offered in any proceeding as evidence of any liability or wrongdoing by any Party or any merit or lack of merit of any released or settled claim; provided, however, that this Agreement and all communications and statements made in connection herewith may be introduced in any proceeding to enforce any of the terms of this Agreement.
16. Press Release; Form 8-K; Schedule 13-D Amendment; Confidentiality.
(a) At approximately 4:15 p.m. (New York time) on the Effective Date, the Company shall issue a press release in the form attached hereto as Exhibit D (the "Press Release").  None of the Trafelet Parties or their affiliates shall issue any press release or other public announcement or statement in connection with this Agreement or the actions contemplated hereby.
(b) Promptly following the Effective Date, the Company will file a Current Report on Form 8-K, which will report the entry into this Agreement and include this Agreement as an exhibit thereto.  Such Current Report on Form 8-K shall be consistent with the Press Release and the terms of this Agreement, and shall be in form and substance reasonably acceptable to the Alico Parties and the Trafelet Parties.
(c) Promptly following the Effective Date, the Trafelet Parties shall promptly, but in no case prior to the filing or other public release by the Company of the Press Release, prepare and file an amendment to the Schedule 13D with respect to the Company originally filed by Trafelet and certain of his affiliates with the SEC on November 29, 2013, as amended through the Effective Date hereof, to report the entry into this Agreement and to amend applicable items to conform to its obligations hereunder.  Such amendment to Schedule 13D shall be consistent with the Press Release and the terms of this Agreement, and shall be in form and substance reasonably acceptable to the Alico Parties and the Trafelet Parties.
(d) Other than in connection with the disclosures set forth in clauses (a) – (c) of this Section 16, or any subsequent filings required to be made by the Company with the SEC, this Agreement and its terms, including all documents, communications, drafts and other materials of any kind relating to the negotiation of this Agreement, the circumstances leading thereto, or the implementation thereof (collectively, "Settlement Information"), shall be and remain confidential and shall not be disclosed to any other person, except (i) with the specific written consent of both Parties, (ii) as required by a court or other governmental body, or as otherwise required by law, or to enforce the terms of this Agreement; provided, however, that if a Party receives a subpoena or other process or order requiring production of Settlement Information, such Party shall promptly notify the other Parties so that each Party has a reasonable opportunity to object to such subpoena, process or order, it being understood that the Party objecting to disclosure shall have the burden of defending against such subpoena, process or order and the Party receiving the subpoena, process or order shall be entitled to comply with it except to the extent the objecting Party is successful in obtaining an order modifying or quashing it, (iii) to legal counsel of or for the Parties and (iv) to officers, members, partners, employees, directors, agents, accountants, banks, insurers, reinsurers, auditors, tax advisors, tax authorities, attorneys, regulators, investors, and other advisors or consultants of the Parties, so long as such disclosure is for a legitimate business purpose and any such person (other than any regulator or government authority) agrees, unless otherwise required by law, to maintain the confidentiality of the Settlement Information.
17. Shared Services Agreement.  The Parties agree that the Shared Services Agreement, dated as of July 23, 2018 (the "Shared Services Agreement"), by and between the Company and Trafelet Brokaw Capital Management, L.P., an affiliate of Trafelet, has previously been terminated.  Within three (3) business days of the Effective Date, Trafelet shall, or shall cause his affiliates to, transfer $218,370 in immediately available funds to an account designated by Alico, as repayment to Alico of the security deposit amount previously paid by Alico pursuant to the Shared Services Agreement.
18. Insider Trading Restrictions.  The Trafelet Parties hereby acknowledge that they and their affiliates are aware that their obligations under the United States securities laws may restrict any person who has material, non-public information about a company from purchasing or selling any securities of such company while in possession of such information.
19. Expenses.  Trafelet, on the one hand, and the Alico Parties, on the other hand, shall each, respectively, be responsible for its own fees and expenses incurred in connection with (a) the Action, (b) the Employment Dispute and (c) the negotiation, execution and effectuation of this Agreement and the transactions contemplated hereby; provided that the Parties who are directors or officers of Alico (including Trafelet) shall be entitled, consistent with applicable law, to indemnification and expense reimbursement from Alico for legal expenses in connection with the Action; provided, further that any such indemnification and expense reimbursement with respect to Trafelet shall be limited to the amounts communicated by Trafelet's counsel on the date hereof to the Company.

20. Amendment, Modification, and Waiver.  This Agreement may be amended, modified or supplemented only by a written instrument signed on behalf of each of the Parties hereto.  No delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any such right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.
21. Voluntary and Knowing Participation; Representation by Counsel; Mutual Drafting.  The Parties agree that they have entered into this Agreement freely and voluntarily, with no duress or coercion, after consulting with independent legal counsel of their choosing; have had an adequate opportunity to make whatever investigation or inquiry they deemed necessary or desirable in connection herewith; have participated jointly in the negotiation and drafting of this Agreement; and hereby waive the application of any law, regulation, holding, presumption or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.
22. Good Faith, Fair and Reasonable Agreement.  Each Party appreciates, understands and agrees to all of the terms of this Agreement, acknowledges that this Agreement is made in good faith and is fair and reasonable, and is fully satisfied with the settlement set forth herein.
23. Headings.  Headings of the Paragraphs of this Agreement are for convenience of the Parties only and shall be given no substantive or interpretive effect whatsoever.
24. Interpretation.  When a reference is made in this Agreement to a Paragraph, such reference shall be to a Paragraph of this Agreement unless otherwise indicated.  Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."  The words "and" and "or" shall be deemed to mean "and/or."  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.
25. Governing Law.  This Agreement shall be governed by the laws of the State of Florida, without regard to conflicts of laws principles.
26. Arbitration.
(a) Arbitration.  Except as expressly set forth in Section 31, any dispute arising under or relating to this Agreement shall be submitted to binding arbitration in accordance with Chapter 1, Title 9 of the United States Code (Federal Arbitration Act).  Arbitration shall be administered by the American Arbitration Association ("AAA") in accordance with its Commercial Arbitration Rules as supplemented by its Supplementary Procedures for Complex Cases.
(b) Situs. The situs of the arbitration shall be New York City, New York.

(c) Number and Qualification of Arbitrators.  The arbitration shall be decided by a panel of three (3) neutral arbitrators.  AAA shall recommend arbitrators from its commercial panel, giving due regard to the Parties' desire to have arbitrators with experience in hearing commercial arbitrations and arbitrations involving mergers and acquisitions.  The arbitrators shall be selected in accordance with AAA Commercial Arbitration Rules.  Recognizing the intent of the Parties to obtain impartial, independent decisions and rulings, each arbitrator shall disclose to the Parties and to the other parties of the panel, any professional, familial or social relationship, present or past relationship, with any Party or counsel.  Any Party may challenge in writing the appointment or continued service of any arbitrator for lack of independence, partiality or any other case likely to impair such arbitrator's ability to render a fair and equitable decision.  Where such challenge is made to an arbitrator, the AAA shall uphold or dismiss the challenge.  In the event the challenge is upheld, such arbitrator shall cease to be a member of the panel.  Any arbitrator may be removed upon agreement of the Parties.
(d) Remedies.  All decisions or rulings of the panel, as well as any interim or final award, shall be pursuant to the majority vote of three (3) arbitrators comprising the panel.  The arbitrators shall have authority to award any remedy or relief that a court of the State of Florida, United States of America, could award or grant, including, without limitation, specific performance of any obligation created under this Agreement, the issuance of an injunction, prejudgment or post-judgment interest, or the imposition of sanctions for abuse or frustration of the arbitration process.  Any Party may petition any court in the State of Florida having jurisdiction (i) for interim equitable relief pending initiation or completion of arbitration proceedings held pursuant to this Section 26, and (ii) for enforcement of an arbitration award made pursuant to this Section 26.
(e) Fees and Expenses. The arbitrators shall have the discretion and authority to award the prevailing Party, if any, as determined by the arbitrators, all of its costs and expenses, in such amounts as the arbitrators deem appropriate; provided that each Party shall be responsible for its attorneys' fees.
(f) Waiver of Jury Trial. Each Party hereby waives its rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement.
27. Notices.  All notices required or permitted to be sent under this Agreement will be sent by email and first class mail:
To the Alico Parties:

Alico, Inc.
10070 Daniels Interstate Court, Suite 100
Fort Myers, Florida 33913
Attention:  Benjamin D. Fishman
 ben.fishman@arlongroup.com
With a copy (which shall not constitute notice) to:
Wachtell, Lipton, Rosen & Katz

51 West 52nd Street New York, New York 10019 Attention: Matthew M. Guest, Esq. MMGuest@wlrk.com
To the Trafelet Parties:

Remy W. Trafelet
410 Park Avenue, 17th Floor
New York, New York 10022
Email:  rw@734llc.com

With a copy (which shall not constitute notice) to:

Allen & Overy LLP
1221 Avenue of the Americas
New York, New York 10020
Attention:  Jacob S. Pultman
 Email:  jacob.pultman@allenovery.com
28. Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.
29. Execution.  Delivery of executed signature pages in one or more counterparts and by facsimile or PDF by each Party to all other Parties shall be sufficient to render this Agreement effective in accordance with its terms.
30. Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.  It is hereby stipulated and declared to be the intention of the Parties that the Parties would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.  In addition, the Parties agree to use their best efforts to agree upon and substitute a valid and enforceable term, provision, covenant or restriction for any of such that is held invalid, void or enforceable by a court of competent jurisdiction.
31. Specific Performance.
(a) The Parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy.  Accordingly, each Party agrees that in addition to other remedies the other Party shall be entitled to at law or equity or pursuant to this Agreement, the other Party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any arbitration or judicial proceeding held pursuant to Sections 26 or 31(b) of this Agreement.  In the event that any action shall be brought to enforce the provisions of this Agreement, no Party shall allege, and each Party hereby waives the defense, that there is an adequate remedy at law and each Party agrees to waive any bonding requirement under any applicable law.  This Section 31 is not the exclusive remedy for any violation of this Agreement.
(b) Notwithstanding Sections 26 and 31(a), each of the Trafelet Parties acknowledges and agrees that, in the case of any actual or threatened breach of the provisions of Sections 9 and 10 of this Agreement, the Alico Parties shall be entitled to specific performance for such breach or threatened breach as a remedy in any state or federal court located in the Middle District of Florida without the obligation to prove actual damages or to post a bond or other security, and that it shall not oppose the granting of such relief on the basis that the Alico Parties have an adequate remedy at law.  Such remedies shall not be deemed to be the exclusive remedies available at law or in equity.  This provision shall not limit in any way the rights of the Alico Parties to claim and recover monetary damages.
32. Entire Agreement.  This Agreement, the Delaware Settlement Agreement, the Consulting Agreement and the exhibits attached hereto and thereto constitute the entire and exclusive agreement between the Parties pertaining to the subject matter hereof and supersedes any and all prior or contemporaneous agreements, understandings, promises, representations, warranties, covenants, negotiations and discussions, whether oral or written, whether express, implied or apparent in connection with the subject matter hereof.  No supplements or modifications or waivers or terminations of said Agreement shall be binding unless executed in writing by the Party to be bound.
[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

ALICO, INC. By: /s/ Benjamin D. Fishman
Name: Benjamin D. Fishman
Title: Interim President
By: /s/ George R. Brokaw
Name: George R. Brokaw, individually and in his capacity as a director and officer of Alico
By: /s/ R. Greg Eisner
Name: R. Greg Eisner, individually and in his capacity as a director of Alico
By: /s/ Benjamin D. Fishman
Name: Benjamin D. Fishman, individually and in his capacity as a director and officer of Alico
By: /s/ W. Andrew Krusen, Jr.
Name: W. Andrew Krusen, Jr., individually and in his capacity as a director of Alico
By: /s/ Henry R. Slack
Name: Henry R. Slack, individually and in his capacity as a director and officer of Alico
[Signature Page to Florida Settlement Agreement]

By: /s/ Remy W. Trafelet
Name: Remy W. Trafelet, individually and in his capacity as a director and officer of Alico
734 AGRICULTURE, LLC By: /s/ Remy W. Trafelet
Name: Remy W. Trafelet Title: Managing Member
RCF 2014 LEGACY LLC By: /s/ Remy W. Trafelet
Name: Remy W. Trafelet Title: Managing Member
DELTA OFFSHORE MASTER II, LTD. By: /s/ Remy W. Trafelet
Name: Remy W. Trafelet Title: Managing Member

[Signature Page to Florida Settlement Agreement]

Exhibit A
Stipulation of Dismissal
(attached)

A-1

Exhibit A
IN THE CIRCUIT COURT OF THE THIRTEENTH JUDICIAL CIRCUIT
IN AND FOR HILLSBOROUGH COUNTY, FLORIDA
CIVIL DIVISION

734 AGRICULTURE, LLC, a Delaware
limited liability company, RCF 2014 LEGACY,
LLC, a Delaware limited liability company,
DELTA OFFSHORE MASTER II, LTD., a
Cayman Islands exempted company, and
REMY W. TRAFELET, an individual,

Plaintiffs,

v. Case No.: 18-CA-011294
   Division:                                  L
GEORGE R. BROKAW, an individual, et al.
HENRY R. SLACK, an individual, W.
ANDREW KRUSEN, JR., an individual,
GREG EISNER, an individual, BENJAMIN
D. FISHMAN, an individual, and ALICO, INC.,
a Florida corporation,

Defendants.
__________________________________________/

STIPULATION FOR VOLUNTARY DISMISSAL WITH PREJUDICE
Plaintiffs, 734 Agriculture, LLC, RCF 2014 Legacy, LLC, Delta Offshore Master II, Ltd., and Remy W. Trafelet ("Plaintiffs"), and Defendants, George R. Brokaw, Henry R.. Slack, Andrew Krusen, Jr., Greg Eisner, Benjamin D. Fishman, and Alico, Inc. ("Defendants"), by counsel and pursuant to Rule 1.420(a)(1), Florida Rules of Civil Procedure, hereby stipulate to the voluntary dismissal of this action with prejudice with each party to bear its/his own attorneys' fees and costs (subject to the terms of the Parties' Settlement Agreement).  The parties further request that the Court enter an Agreed Order Approving Stipulation for Voluntary Dismissal with Prejudice.

Respectfully submitted this ____ day of February, 2019.

/s/ Irene A. Bassel Frick, Esq.	/s/ William J. Schifino, Jr.
Irene A. Bassel Frick, Esq.	William J. Schifino, Jr., Esq.
Florida Bar Number 0158739	Florida Bar Number 564338
Jason L. Margolin, Esq.	David M. Wells, Esq.
Florida Bar Number 69881	Florida Bar Number 309291
AKERMAN LLP	John A. Schifino, Esq.
401 East Jackson St., Suite 1700	Florida Bar Number 72321
Tampa, Florida 33602	Giovanni P. Giarratana, Esq.
(813) 223-7333 (telephone)	Florida Bar Number 12584
(813) 223-2837 (facsimile)	GUNSTER, YOAKLEY & STEWART P.A.
Email- Irene.frick@akerman.com	401 E. Jackson Street, Suite 2500
Email- jason.margolin@akerman.com	Tampa, Florida 33602
(813) 228-9080 (telephone)
and	(813) 228-6739 (facsimile)
Email- wschifino@gunster.com
Brian P. Miller, Esq.	Email- dwells@gunster.com
Florida Bar No. 0980633	Email- jschifino@gunster.com
AKERMAN LLP	Email- ggiarratana@gunster.com
Three Brickell City Centre
98 SE 7th Street, Suite 1100
Miami, Florida 33130	Attorneys for Defendants
(305) 374-5095 (facsimile)
(305) 374-5600 (telephone)	and
Email- brian.miller@akerman.com

WACHTELL, LIPTON, ROSEN & KATZ

and	Theodore N. Mirvis, Esq.
Admitted Pro Hac Vice
Jacob S. Pultman, Esq.	Email- TNMirvis@wlrk.com
Admitted Pro Hac Vice	Jonathan M. Moses, Esq.
Justin L. Ormand, Esq.                                                        Admitted Pro Hac Vice
Admitted Pro Hac Vice	Email- JMMoses@wlrk.com
ALLEN & OVERY LLP	Andrew J. Cheung, Esq.
1221 Avenue of the Americas                                            Admitted Pro Hac Vice
New York, NY 10020	Email- AJCheung@wlrk.com
(212) 610-6300 (telephone)	Kyle H. Lachmund, Esq.
(212) 610-6399 (facsimile)                                                   Admitted Pro Hac Vice
Email- Jacob.pultman@allenovery.com	Email- KHLachmund@wlrk.com
Email- Justin.ormand@allenovery.com	Remy K. Grosbard, Esq.
Admitted Pro Hac Vice
Attorneys for Plaintiffs	Email- RKGrosbard@wlrk.com
51 West 52nd Street
New York, NY 10019
(212) 403-1000

Attorneys for Alico, Inc.

IN THE CIRCUIT COURT OF THE THIRTEENTH JUDICIAL CIRCUIT
IN AND FOR HILLSBOROUGH COUNTY, FLORIDA
CIVIL DIVISION

734 AGRICULTURE, LLC, a Delaware
limited liability company, RCF 2014 LEGACY,
LLC, a Delaware limited liability company,
DELTA OFFSHORE MASTER II, LTD., a
Cayman Islands exempted company, and
REMY W. TRAFELET, an individual,

Plaintiffs,

v. Case No.: 18-CA-011294
    Division:  L
GEORGE R. BROKAW, an individual, et al.
HENRY R. SLACK, an individual, W.
ANDREW KRUSEN, JR., an individual,
GREG EISNER, an individual, BENJAMIN
D. FISHMAN, an individual, and ALICO, INC.,
a Florida corporation,

Defendants.
__________________________________________/

AGREED ORDER APPROVING STIPULATION
FOR VOLUNTARY DISMISSAL WITH PREJUDICE

THIS CAUSE has come before the Court upon the parties' Stipulation for Voluntary Dismissal with Prejudice (the "Stipulation").  The Court has reviewed the Stipulation, and is otherwise fully advised in the premises.  It is therefore
ORDERED AND ADJUDGED as follows:
1. The Stipulation is hereby APPROVED.
2. This action is dismissed with prejudice; and
3. Each party shall bear its/his own attorneys' fees and costs (subject to the terms of the Parties' Settlement Agreement).

DONE AND ORDERED at Tampa, Hillsborough County, Florida this _____ day of February, 2019.

_________________________________________
HONORABLE STEVEN SCOTT STEPHENS
CIRCUIT COURT JUDGE

cc: Counsel of Record

Exhibit B
Consulting Agreement
(attached)

B-1

Exhibit B

EXECUTION VERSION

CONSULTING AGREEMENT
THIS CONSULTING AGREEMENT (this "Agreement"), dated as of February 11, 2019, is entered into by and among Alico, Inc., a Florida corporation (the "Company"), 3584 Inc., a Delaware corporation (the "Consultant"), and Remy W. Trafelet ("Trafelet").
WHEREAS, Trafelet previously served as President and Chief Executive Officer of the Company and as a member of the Board of Directors of the Company (the "Board");
WHEREAS, on February 11, 2019 (the "Resignation Date"), Trafelet resigned as a member of the Board and President and Chief Executive Officer of the Company and entered into a Settlement Agreement and Release with the Company (the "Settlement Agreement"), and certain other parties thereto, governing, among other things, the terms and conditions of his termination of employment;
WHEREAS, Trafelet has knowledge and expertise regarding the business of the Company;
WHEREAS, due to Trafelet's knowledge and expertise, the Company wishes to have the cooperation of, and access to, Trafelet following Trafelet's termination of employment;
WHEREAS, Trafelet serves as president of the Consultant; and
WHEREAS, the Company, the Consultant, and Trafelet now desire to enter into a mutually satisfactory arrangement concerning, among other things, the Consultant's service to the Company as an independent contractor following the Resignation Date, and other matters related thereto.
NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Consultant, and Trafelet hereby agree as follows:
1. Consulting Period.  The Consultant shall render the Services (as defined below) for the period beginning on the Resignation Date and ending upon the second (2nd) anniversary of the Resignation Date (the "Expiration Date"), unless earlier terminated in accordance with Section 6 (the "Consulting Period").
2. Services.  During the Consulting Period, the Consultant shall make itself available to provide consulting services as and to the extent reasonably directed by the Board (the "Services"); provided that, notwithstanding the foregoing, the Company, the Consultant, and Trafelet shall use their reasonable best efforts to ensure that the level of the Consultant's services under this Agreement is consistent with the intent that Trafelet's termination of employment with the Company constitutes a "separation from service" (within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the "Code")).  The parties agree that the Consultant shall provide the Services remotely.  The Consultant and Trafelet agree that, at all times during the Consulting Period, the Consultant's Services to the Company shall be performed by Trafelet in his capacity as a service provider of the Consultant (the "Services Condition").

3. Consulting Fee; Expenses.  In consideration for agreeing to make itself available to provide the Services and subject to Trafelet's continued compliance with the terms of the Settlement Agreement, during the Consulting Period, the Consultant shall be paid a consulting fee of $400,000 per year (the "Consulting Fee"), payable in equal monthly installments in arrears no later than the fifth (5th) business day of each calendar month, with the first and last such payments to be prorated as necessary to reflect a period of service that is less than a full month.  To the extent the Services require the Consultant to incur expenses (including, without limitation, travel expenses), the Consultant shall be entitled to reimbursement from the Company for any reasonable and documented business expenses incurred pursuant to the Company's reimbursement policies as in effect from time to time; provided that any travel expenses shall require written pre-approval by the Company.
4. Sole Consideration.  Except as specifically provided in Section 3, the Consultant and Trafelet shall be entitled to no compensation or benefits from the Company or its affiliates with respect to the Services and shall not be credited with any service, age, or other credit for purposes of eligibility, vesting, or benefit accrual under any employee benefit plan of the Company or its affiliates.
5. Status as a Non-Employee.  The Company, the Consultant, and Trafelet acknowledge and agree that, in performing the Services pursuant to this Agreement, the Consultant and Trafelet shall each be acting and shall act at all times as an independent contractor only and not as an employee, agent, partner, or joint venturer of or with the Company or its affiliates.  The Consultant and Trafelet acknowledge that the Consultant and Trafelet are, and each shall be, solely responsible for the payment of all federal, state, local, and foreign taxes that are required by applicable laws or regulations to be paid with respect to all compensation and benefits payable or provided hereunder and neither the Consultant nor Trafelet shall be eligible to participate in or accrue benefits under any employee benefit plan sponsored by the Company or its affiliates.
6. Termination of the Consulting Period.
(a) Termination.  Either the Company or the Consultant may terminate the Consulting Period at any time and for any reason (or no reason) by providing the other party with thirty (30) days' advance written notice of such termination.  In addition, the Company may immediately terminate the Consulting Period if the Consultant and Trafelet fail to satisfy the Services Condition (such failure, a "Material Breach").
(b) Payments upon Termination.  Upon termination of the Consulting Period by the Company for any reason (other than a termination due to a Material Breach), the Company shall continue to pay to the Consultant the Consulting Fee in accordance with Section 3 through the Expiration Date as though the Consulting Period had not been terminated.  Upon termination of the Consulting Period by the Consultant for any reason or by the Company due to a Material Breach, the Company shall, within ten (10) business days of the date of termination, pay to the Consultant any earned but unpaid Consulting Fees for Services rendered prior to such termination.
2

7. Section 409A.  It is intended that this Agreement shall comply with the provisions of Section 409A of the Code, and the Treasury Regulations relating thereto, or an exemption to Section 409A of the Code.  Any payments that qualify for the "short-term deferral" exception shall be paid under such exception.  For purposes of Section 409A of the Code, each payment under this Agreement shall be treated as a separate payment for purposes of the exclusion for certain short-term deferral amounts.  In no event may the Consultant, directly or indirectly, designate the calendar year of any payment under this Agreement.  Within the time period permitted by the applicable Treasury Regulations (or such later time as may be permitted under Section 409A of the Code or any Internal Revenue Service or Department of Treasury rules or other guidance issued thereunder), the Company may, in consultation with the Consultant, modify this Agreement in order to cause the provisions of this Agreement to comply with the requirements of Section 409A of the Code.
8. Miscellaneous.
(a) Successors and Assigns.  This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, as applicable, the Company, the Consultant, and Trafelet and their respective personal or legal representatives, executors, administrators, successors, assigns, heirs, distributees, and legatees.  This Agreement is personal in nature, and neither the Consultant nor Trafelet shall, without the prior written consent of the Company, assign, transfer, or delegate this Agreement or any rights or obligations hereunder.
(b) Governing Law; Dispute Resolution.  This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to such state's laws and principles regarding the conflict of laws.  The parties agree that any dispute, claim, or controversy based on common law, equity, or any federal, state, or local statute, ordinance, or regulation arising out of or relating in any way to the Consultant's and Trafelet's Services hereunder or concerning this Agreement or its termination and any resulting termination of service, including whether such a dispute is arbitrable, shall be settled by arbitration as set forth in Section 26 of the Settlement Agreement.
(c) Amendment; Entire Agreement.  No provision of this Agreement may be amended, modified, waived, or discharged unless such amendment, waiver, modification, or discharge is agreed to in writing and such writing is signed by the Company, the Consultant, and Trafelet.  From and after the Resignation Date, this Agreement shall supersede any other agreement between the parties with respect to the subject matter hereof (including, without limitation, the Employment Agreement, dated as of December 31, 2016, by and between the Company and Trafelet).
(d) Notice.  All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:
if to the Consultant or Trafelet:
At the address most recently on the books and records of the Company.
3

if to the Company:
Alico, Inc.
10070 Daniels Interstate Court
Fort Myers, Florida  33913
 Attention: Board of Directors
or to such other address as either party shall have furnished to the other in writing in accordance herewith.  Notice and communications shall be effective when actually received by the addressee.
(e) Headings.  The headings of this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
(f) Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

ALICO, INC.
By: /s/ Benjamin D. Fishman
Name: Benjamin D. Fishman
Title: Interim President
3584 INC.
By: /s/ Remy W. Trafelet
Name: Remy W. Trafelet
Title: President

TRAFELET
/s/ Remy W. Trafelet
Remy W. Trafelet

[Signature Page to Consulting Agreement]

Exhibit C
Registration Rights Agreement
(attached)

C-1

Exhibit C
EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT
by and between
MR. REMY W. TRAFELET
and
ALICO, INC.

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REGISTRATION RIGHTS AGREEMENT
This REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of February 11, 2019 (the "Effective Date"), is by and between Mr. Remy W. Trafelet (the "Investor"), and Alico, Inc., a Florida corporation (the "Company").
WHEREAS, the Company, the Investor and the other parties thereto entered into that certain Settlement Agreement and Release, dated as of February 11, 2019 (the "Settlement Agreement"), pursuant to which the Company, the Investor and certain of their respective Affiliates agreed to settle a lawsuit in the Circuit Court of the Thirteenth Judicial Circuit in and for Hillsborough County, Florida, captioned 734 Agriculture, LLC et al. v. Brokaw et al., Case No. 18-CA-011294 (the "Action"), on the terms and subject to the conditions set forth therein; and
WHEREAS, this Agreement constitutes the Registration Rights Agreement referred to in the Settlement Agreement.
NOW, THEREFORE, in consideration of the foregoing and the agreements contained in this Agreement, and intending to be legally bound by this Agreement, the Company and the Investor agree as follows:
Section 1.  Definitions.  Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings given such terms in the Settlement Agreement.  As used in this Agreement, the following terms shall have the respective meanings set forth in this Section 1:
"Action" shall have the meaning set forth in the preamble of this Agreement.
"Adverse Disclosure" means the public disclosure of material non-public information regarding the Company or any of its consolidated Subsidiaries that the Company determines in good faith (i) would be required to be made in any registration statement filed with the SEC by the Company so that such registration statement would not be materially misleading under applicable securities Laws and (ii) would materially interfere with the business or operations of the Company, including the negotiation or consummation of any transaction.
"Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act.
"Agreement" shall have the meaning set forth in the preamble of this Agreement.
"Business Day" means a day except a Saturday, a Sunday or other day on which banks in the City of New York are authorized or required by Law to be closed.
"Common Stock" means the common stock of the Company, par value $1.00 per share.
"Company" shall have the meaning set forth in the preamble of this Agreement.

"Damages" means any losses, claims, damages, actions, liabilities, costs and expenses (including reasonable fees, expenses and disbursements of attorneys and other professionals), joint or several, arising out of or based upon (i) any untrue or alleged untrue statement of material fact contained or incorporated by reference in any registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or contained in any "issuer free writing prospectus" (as such term is defined in Rule 433 under the Securities Act), in any filing under any state securities (or blue sky) law or in any amendment thereof or supplement thereto, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any violation or any alleged violation of the Securities Act, the Exchange Act, any other law, including any state securities law, or any rule or regulation thereunder relating to the offer or sale of Registrable Securities pursuant to the registration statement.
"DTC" means the Depository Trust Company.
"Effective Date" shall have the meaning set forth in the preamble of this Agreement.
"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
"Freely Tradeable" means, with respect to any security, a security that (i) is eligible to be sold by the holder thereof without any requirement that the Company has been current in its reports under the Exchange Act or any holding period, volume or manner of sale restrictions under the Securities Act pursuant to Rule 144 (and without the requirement of any further administrative or ministerial action by the Company, the transfer agent or the holder (except as set forth below)), (ii) bears no legends, notations or similar designations restricting the transfer thereof or indicating that the security has not been registered under the Securities Act or any other law and (iii) is eligible to be held in electronic form at DTC; provided, however, that a security shall be deemed to be "Freely Tradeable" for all purposes hereof if the only action required to meet the criteria above that has not occurred is (x) the delivery of the opinion of Investor's Counsel in accordance with Section 7 and/or (y) a direction by the Investor to credit the security to the account of the Investor's prime broker with DTC; provided, further, that a security shall not be deemed to be "Freely Tradeable" if DTC (1) shall have, in writing, stated or indicated that some action, event or deliverable (other than the opinion of Investor's Counsel) would be required in order for it to accept such direction or (2) shall have otherwise actually refused in writing to accept such securities or such direction despite the delivery of such opinion or such direction.
"Indemnified Party" shall have the meaning set forth in Section 5(c).
"Indemnifying Party" shall have the meaning set forth in Section 5(c).
"Investor" shall have the meaning set forth in the preamble of this Agreement.
"Investor Indemnitee" shall have the meaning set forth in Section 5(a).
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"Investor's Counsel" means legal counsel to the Investor, chosen by the Investor in its sole discretion.
"Law" means any U.S. or non-U.S. law, including any statute, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order of a Governmental Entity of competent jurisdiction.
"Permitted Holders" means (i) the Investor's Affiliates, in each case holding Registrable Securities as a result of one or more transfers by the Investor, or (ii) any financial or lending institution holding shares of Common Stock pledged by the Investor.
"Person" shall be interpreted broadly to include, among others, any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature.
"prospectus" means the prospectus included in a registration statement of the Company (including a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A) filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related prospectus amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and annexes thereto or incorporated in and all other material incorporated by reference in such prospectus.
"register," "registered," and "registration" means a registration effected by preparing and (i) filing a registration statement with the SEC in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such registration statement by the SEC or (ii) filing a prospectus and/or prospectus supplement in respect of an appropriate effective Shelf Registration Statement.
"Registrable Securities" means the 491,024 shares of Common Stock held by the Investor or his Affiliates as of the date hereof together with any securities issued or issuable upon any stock dividend stock split or other distribution, recapitalization or similar event with respect to the foregoing.  As to any particular Registrable Securities, such securities shall cease to be "Registrable Securities" upon the earliest of (A) the first date when a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with and pursuant to such effective registration statement, (B) the first date when such securities shall have been transferred or otherwise disposed of to any Person, other than a Permitted Holder, (C) the first date when such securities are no longer outstanding or (D) the first date when such securities are Freely Tradeable; provided, that Registrable Securities shall exclude any shares of Common Stock (x) not directly held by the Investor or his Affiliates (or a Permitted Holder) or (y) held by 734 Investors, LLC, in each case as of the Effective Date.  Notwithstanding anything to the contrary in this Agreement, any such shares of Common Stock held by the Investor or his Affiliates shall forever cease to be Registrable Securities, and the Company's obligations hereunder (other than under Section 5 and other than as provided in Section 8) shall cease, on the End Date.
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"Registration Expenses" means all expenses (other than Selling Expenses) incurred in connection with the Company's performance of or compliance with this Agreement including without limitation (i) all SEC, stock exchange, FINRA and other registration and filing fees, (ii) all fees and expenses of compliance with securities or blue sky Laws, (iii) the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and independent certified public accountants, and (iv) the expenses and fees for listing the securities to be registered on each securities exchange on which the same class of securities issued by the Company is then listed; provided that for the avoidance of doubt Registration Expenses shall not include Selling Expenses.
"registration statement" means any registration statement that is required to register the resale of Registrable Securities under this Agreement, including the related prospectus and any pre- and post-effective amendments and supplements to each such registration statement or prospectus.
"SEC" means the Securities and Exchange Commission.
"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
"Selling Expenses" shall mean the expenses of the Investor or any Permitted Holder, including all underwriting fees, discounts, commissions and transfer taxes, if any, applicable to the sale of Registrable Securities and all related fees and expenses of the Investor or any Permitted Holder, including all fees of Investor's Counsel.
"Settlement Agreement" shall have the meaning set forth in the recitals of this Agreement.
"Shelf Registration Statement" means a registration statement of the Company that covers all Registrable Securities on Form S-3 and under Rule 415 under the Securities Act (or similar provisions then in effect).
"Shelf Restriction" shall have the meaning set forth in Section 4(a).
"Shelf Suspension" shall have the meaning set forth in Section 4(a).
"Shelf Suspension Notice" shall have the meaning set forth in Section 4(a).
"Subsidiary" means any company, partnership, limited liability company, joint venture, joint stock company, trust, unincorporated organization or other entity at least 50% of the voting capital stock of which is owned, directly or indirectly, by the Company.
"Unusual Shelf Suspension" shall have the meaning set forth in Section 4(a).
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Section 2. Registration.
(a) On the terms and subject to the conditions of this Agreement, subject to Section 4(a) below, the Company shall use reasonable best efforts to file, no later than ninety (90) days following the Effective Date, a registration statement under the Securities Act covering all Registrable Securities that the Investor requests to be registered along with the identity of any Permitted Holders (to the extent then known) who seek to sell Registrable Securities, along with any other shares of Common Stock the Company determines to include in such registration on behalf of itself or another selling shareholder, relating to the offer and sale of such securities from time to time in accordance with the methods of distribution (which shall include the ability to conduct an underwritten offering and which shall also include sales by a Permitted Holder indicated in writing by the Investor in the notice delivered pursuant to this Section 2(a) or in an amendment required pursuant to Section 3(a)(viii)) set forth in the registration statement and Rule 415 under the Securities Act.  The registration statement shall be on Form S-3 (except if the Company is not then eligible to register for resale Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form for such purpose).  The Company shall use its commercially reasonable efforts to cause the registration statement to be declared effective or otherwise to become effective under the Securities Act as soon as reasonably practicable, and shall use its commercially reasonable efforts to keep the registration statement continuously effective under the Securities Act until the earliest of (i) the date on which all Registrable Securities included in such registration statement have been sold, (ii) the date when there no longer remain any Registrable Securities or all Registrable Securities are Freely Tradeable or (iii) three (3) years after the date of effectiveness.
(b) If the Investor intends to distribute Registrable Securities by means of an underwriting, (i) the Investor shall promptly so advise the Company in writing and (ii) the Company shall have the right to appoint the book-running, managing and other underwriter(s), which such underwriters shall be reasonably acceptable to the Investor; provided that in no event shall the Company or any of its Affiliates have any obligation to facilitate or participate in more than two (2) underwritten offerings requested by or on behalf of the Investor.  In any such underwritten offering, the Investor will use reasonable best efforts to avoid allowing an individual purchaser to purchase shares in such offering from shares being sold on behalf of the Investor that would constitute more than 5% of the shares of Common Stock outstanding as of such of date; provided that the foregoing limitation shall not apply to sales by a financial or lending institution holding shares of Common Stock pledged by the Investor.
(c) The Company shall cause (i) the registration statement (as of the effective date of the registration statement), any amendment thereof (as of the effective date thereof) or supplement thereto (as of its date), (A) to comply in all material respects with the applicable requirements of the Securities Act and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (ii) any related prospectus, preliminary prospectus or free writing prospectus and any amendment thereof or supplement thereto, as of its date, (A) to comply in all material respects with the applicable requirements of the Securities Act and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however the Company shall have no
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such obligations or liabilities with respect to any information furnished to the Company by or on behalf of the Investor expressly for inclusion therein.
(d) All Registration Expenses shall be borne by the Company.  All Selling Expenses shall be borne by the Investor.  The Investor shall promptly reimburse the Company for any Selling Expenses incurred by the Company upon notice (and in any event within five (5) Business Days of such notice).
(e) The Company will submit any required additional shares notification to Nasdaq that may be required as a result of any transaction contemplated by this Agreement.
Section 3. Obligations of the Company.
(a) In connection with the filing of any registration statement pursuant to Section 2, the Company shall:
(i) at least three (3) days prior to the filing of a registration statement or any related prospectus or any amendment or supplement thereto, furnish to the Investor copies of all such documents proposed to be filed; provided that for the avoidance of doubt, in no event shall the foregoing require the Company to furnish the Investor with any documents incorporated by reference into any such registration statement or any related prospectus or any amendment or supplement thereto (including any current, quarterly or annual filings to be made by the Company with the SEC);
(ii) respond to written comments received from the SEC upon a review of the registration statement in a timely manner;
(iii) furnish to the Investor such number of copies of the actual registration statement, each amendment and supplement thereto, the prospectus included in the registration statement (including the preliminary prospectus) and such other documents as the Investor may reasonably request in order to facilitate the disposition of the Registrable Securities;
(iv) if applicable, use commercially reasonable efforts to arrange for the registration or qualification of the shares of Common Stock covered by the registration statement under the securities or blue sky laws of such states of the United States as the Investor shall reasonably request (provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in an such jurisdiction);
(v) with respect to shares of Common Stock being sold in a registered offering, instruct its transfer agent to issue such shares without such legends to the holders thereof by electronic delivery at the applicable balance account at DTC upon surrender of any stock certificates evidencing such shares;
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(vi) reasonably cooperate with the Investor and any broker or dealer through which the Investor proposes to sell its Registrable Securities in effecting a filing with FINRA pursuant to FINRA Rule 5110;
(vii) enter customary agreements and take such other actions as are reasonably required in order to facilitate the disposition of Registrable Securities, including, if the method of distribution of Registrable Securities is by means of an underwritten offering, using commercially reasonable efforts to (A) make available for inspection by any underwriter participating in any disposition pursuant to the registration statement and any attorney, accountant or other agent retained by any such underwriter, relevant financial and other records pertinent corporate documents and properties of the Company, as shall be reasonably necessary to enable them to exercise their due diligence responsibility pursuant to the Securities Act, the Exchange Act and the rules and regulations thereunder, and cause the Company's officers, directors, employees and independent accountants to supply relevant information reasonably requested by such underwriter, attorney, accountant or agent, in each case to facilitate a reasonable and customary due diligence review during normal business hours, on reasonable advanced notice and without undue burden or hardship on the Company; provided that (x) any party receiving confidential materials shall execute a confidentiality agreement on terms reasonably requested by the Company and (y) the Company may, to the extent required by law, restrict access to competitively sensitive information and may in its discretion limit access to legally privileged information if such materials cannot be shared in a manner that will not cause the waiver of privilege, and (B) negotiate and execute an underwriting agreement in customary form with the managing underwriter(s) of such offering and such other documents reasonably required under the terms of such underwriting arrangements, including using commercially reasonable efforts to procure a customary legal opinion and auditor "comfort" letters (which commercially reasonable efforts shall in no event include the preparation of any financial statements or other information that the Company is not required by SEC regulations or other applicable Law to produce other than in the context of registered offering); provided that in no event shall the Company or any of its officers and directors be obligated to enter into any lock-up or other restriction on sales or other dispositions of any equity or derivative securities.  Subject to the foregoing, the Investor shall also enter into and perform its obligations under any such underwriting agreement; and
(viii) prepare and file with the SEC such amendments and supplements to the applicable registration statement and the prospectus or prospectus supplement used in connection with such registration statement as are required to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement for the period required in Section 2.
(b) In addition to the foregoing, the Company shall give notice to the Investor as promptly as reasonably practicable to the extent permitted by applicable Law:
(i) when any registration statement filed pursuant to Section 2 or any amendment to such registration statement has been filed with the SEC and when such registration statement or any post-effective amendment to such registration statement has become effective;
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(ii) of any request by the SEC for amendments or supplements to a registration statement filed pursuant to Section 2 (or any information incorporated by reference in, or exhibits to, such registration statement) or the prospectus (including information incorporated by reference in such prospectus) included in such registration statement or for additional information;
(iii) of the issuance by the SEC of any stop order suspending the effectiveness of any registration statement filed pursuant to Section 2 or the initiation of any proceedings for that purpose;
(iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and
(v) of the occurrence of any event that requires the Company to make changes to any effective registration statement or the prospectus so that, as of such date, they (A) do not contain any untrue statement of a material fact and (B) do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in the light of the circumstances under which they were made) not misleading.
(c) The Company shall use its commercially reasonable efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of any registration statement referred to in Section 3(b)(iii) or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Stock included in the registration statement for sale in any jurisdiction at the earliest practicable time.
(d) Upon the occurrence of any event contemplated by Sections 3(b)(iii) through 3(b)(v) above, the Company shall promptly prepare and file a post-effective amendment to the registration statement or an amendment or supplement to the related prospectus or file any other required document to remedy the basis for any suspension of the registration statement and so that the prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  If the Company notifies the Investor in accordance with Sections 3(b)(iii) through 3(b)(v) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Investor (and any Permitted Holder) shall suspend the use of such prospectus and use its reasonable best efforts to return to the Company all copies of such prospectus (at the Company's expense) other than permanent file copies then in its or its representatives' possession.
Section 4. Shelf Suspensions.
(a) If (x) at any time it shall be reasonably required or advisable for the Company to make an Adverse Disclosure in connection with the filing of a Shelf Registration Statement or the offering or sale of Registrable Securities pursuant thereto, or (y) in the good faith judgment of the Board there is a reasonable likelihood that the filing or use of the registration statement at such particular time (or at any time that is reasonably proximate to such particular time) would adversely affect the Company in any material respect (the "Shelf
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Restriction"), the Company may, upon written notice thereof to the Investor (a "Shelf Suspension Notice"), suspend the filing or use of such registration statement by the Investor (and any participating Permitted Holders), including any offering or sale thereunder, until the expiration of the Shelf Restriction (so long as it has suspended similarly the  use of any other registration statements then in effect) (an "Unusual Shelf Suspension"); provided that the period of any such Unusual Shelf Suspension with respect to prong (ii) of the definition of Adverse Disclosure or with respect to clause (y) above may not exceed forty-five (45) consecutive days or more than 90 days in the aggregate in any twelve (12)-month period.  In addition to the foregoing, the Company may, upon provision of a Shelf Suspension Notice to the Investor (and any Permitted Holders), suspend the filing of a shelf registration statement or the offering or sale of Registrable Securities pursuant thereto during regular quarterly periods when directors and executive officers of the Company are not permitted to trade (a "Regular Shelf Suspension," together with an Unusual Shelf Suspension, a "Shelf Suspension").  Upon receipt of the Shelf Suspension Notice referred to above, the Investor (and any participating Permitted Holders) agrees to immediately suspend use of the applicable prospectus and any issuer free writing prospectuses in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities.  The Company shall notify the Investor upon the termination of any Shelf Suspension, and either confirm that the registration statement can be used or amend or supplement the prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Investor such number of copies of the prospectus as so amended or supplemented as the Investor may reasonably request.  The Company shall, if necessary, supplement or make amendments to a registration statement filed pursuant to Section 2, to the extent required by the registration form used by the Company pursuant to Section 2 or by the Securities Act or the rules or regulations promulgated thereunder and promptly notify the Investor thereof.
(b) Upon receipt of written notice from the Company pursuant to Section 3(d), the Investor (and any participating Permitted Holder) shall immediately discontinue disposition of Registrable Securities until the Investor (and any such Permitted Holder) (i) has received copies of a supplemented or amended prospectus or prospectus supplement or (ii) is advised in writing by the Company that the use of the prospectus and, if applicable, prospectus supplement may be resumed, and, if so directed by the Company, the Investor (and any such Permitted Holder) shall deliver to the Company all copies, other than permanent file copies then in its possession, of the prospectus and, if applicable, prospectus supplement covering such Registrable Securities current at the time of receipt of such notice.
Section 5. Indemnification.
(a) Notwithstanding any termination of this Agreement, the Company shall indemnify and hold harmless the Investor and its officers, directors, partners, officers, employees, agents and representatives (each, an "Investor Indemnitee"), against any Damages; provided that the Company shall not be liable to such Investor Indemnitee for any Damages to the extent that they arise out of or are based upon (i) any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished to the Company by or on behalf of the Investor Indemnitee expressly for use in connection with such registration, (ii) offers or sales effected by or on behalf of such Investor Indemnitee "by means of" (as defined in Securities Act Rule 159A) a "free writing prospectus" (as defined in Securities Act Rule 405) that was not authorized in writing by the
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Company, or (iii) the failure to deliver or make available to a purchaser of Registrable Securities a copy of any preliminary prospectus, pricing information or final prospectus contained in the applicable registration statement or any amendments or supplements thereto (to the extent the same is required by applicable Law to be delivered or made available to such purchaser at the time of sale of contract).
(b) The Investor shall indemnify and hold harmless the Company and its officers, directors, employees, agents and representatives (each, a "Company Indemnitee") against any and all Damages, in each case to the extent that such Damages arise out of, relate to or are based upon untrue statements or omissions made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Investor or any Permitted Holder expressly for use in connection with a registration statement filed pursuant to Section 2, provided, that the Investor shall be liable under this Section 5(b) of this Agreement (or otherwise) for only up to the net amount of the proceeds actually received by the Investor as a result of the sale of Registrable Securities pursuant to the registration statement giving rise to the indemnification obligation.
(c) If any proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense in such proceeding, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with such defense; provided that any such notice or other communication pursuant to this Section 5 to or from an Investor Indemnitee shall be delivered to or by, as the case may be, the Investor and any such notice or other communication pursuant to this Section 5 to or from a Company Indemnitee shall be delivered to or by, as the case may be, the Company; provided, further, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Section 5, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially and adversely prejudiced the Indemnifying Party.  An Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in the defense of such proceeding, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless:  (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; (ii) the Indemnifying Party shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such proceeding; or (iii) the named parties to any such proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that representation of both such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate because of an actual conflict of interest between the Indemnifying Party and such Indemnified Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party); provided that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties.  The Indemnifying Party shall not be liable for any settlement of any such proceeding
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effected without its written consent, which consent shall not be unreasonably withheld, conditioned or delayed.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement of any pending proceeding in respect of which any Indemnified Party is a party, unless (x) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party or (y) such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.  All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such proceeding in a manner not inconsistent with this Section 5) shall be paid to the Indemnified Party, as incurred, promptly upon receipt of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification under this Section 5).
(d) If the indemnification provided for in Section 5(a) or Section 5(b) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any losses, claims, damages, actions, liabilities, costs or expenses referred to in Section 5(a) or Section 5(b), as the case may be, or is insufficient to hold the Indemnified Party harmless as contemplated therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, actions, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative benefits received by such Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, from the registration, filing, offering or sale which resulted in such Damages.
(e) No Indemnified Party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from an Indemnifying Party.
Section 6. Obligations of the Investor.
(a) As a condition precedent to the inclusion of Registrable Securities in any Shelf Registration, the Company may require the Investor to furnish such information regarding the distribution of such securities and such other information relating to the Investor and its ownership of Registrable Securities as is necessary to comply with the Securities Act.  The Investor agrees to furnish such information and to cooperate as reasonably necessary to enable the Company to prepare and file the registration statement and prospectus, and to otherwise comply with the provisions of this Agreement.  If the Investor fails to promptly provide the requested information after prior written notice of such request and the requested information is required by applicable Law to be included in a registration statement to be filed pursuant to Section 2, the Company shall be entitled to refuse to include for registration the Investor's Registrable Securities in such registration statement.
(b) In connection with an underwritten offering, the Investor shall, and shall cause his Affiliates to execute, deliver and perform all questionnaires, beneficial ownership
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information, powers of attorney, customary indemnities and other documents reasonably required by the underwriter under the terms of the underwriting agreement.
(c) The Investor shall, as promptly as reasonably practicable, notify the Company, of any material changes in the information set forth in the registration statement furnished by or regarding the Investor or its plan of distribution.
(d) Upon receipt of a Shelf Suspension Notice, the Investor (i) shall (A) treat such Shelf Suspension Notice as confidential information and (B) not use any confidential information contained in such Shelf Suspension Notice for any purpose, (ii) shall not trade in Common Stock until notice of the termination of such Shelf Suspension pursuant to Section 4(a) and (iii) shall not disclose receipt of such Shelf Suspension Notice or any confidential information contained in such Shelf Suspension Notice; provided that the Investor may disclose receipt of such Shelf Suspension Notice (a) to advisers, underwriters and other participants in any ongoing registration or offering process or (b) if required by Law or legal process, but the Investor shall cooperate with the Company to limit the extent of such disclosure through protective order or otherwise, and to seek confidential treatment of the information.
(e) The Investor agrees that he and his Affiliates will not use any free writing prospectus (as defined in Rule 405 under the Securities Act) in connection with any transfer of Registrable Securities other than one that has been provided by the Company for use in connection therewith.
Section 7. Legends.  Promptly following the three (3)-month anniversary of the Effective Date, the Company shall take or cause to be taken such actions as are reasonably necessary in order to (i) cause any legend, notation or similar designation restricting transferability of the Registrable Securities or indicating that such Registrable Securities have not been registered under the Securities Act to be removed, (ii) rescind any transfer restrictions or notations applicable to the Registrable Securities and (iii) subject to the next sentence, authorize and direct the Company's transfer agent to issue such shares without legends to the holders thereof by electronic delivery at the applicable account at DTC upon surrender of any stock certificates evidencing such shares.  In connection therewith, if the Company's transfer agent requires an opinion of counsel, the Investor shall promptly cause a customary opinion of the Investor's Counsel to be delivered to the Company's transfer agent, together with any customary authorizations, certificates and directions reasonably required by such transfer agent.
Section 8. Termination.  Other than as expressly set forth in this Agreement, this Agreement shall terminate upon the earliest of (a) the mutual written agreement of the Company and the Investor, (b) the date on which the Investor and the Permitted Holders no longer hold any Registrable Securities and (c) three years after the date of effectiveness of the registration statement filed pursuant to Section 2(a) (the earliest to occur, the "End Date"); provided that the parties' obligations under Section 5 shall survive the termination of this Agreement and provided, further, that nothing in this Section 8 shall release any party for liability for any breach by such party of the terms, conditions, covenants and other provisions of this Agreement.
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Section 9. Arbitration.
(a) Arbitration.  Any dispute arising under or relating to this Agreement shall be submitted to binding arbitration in accordance with Chapter 1, Title 9 of the United States Code (Federal Arbitration Act).  Arbitration shall be administered by the American Arbitration Association ("AAA") in accordance with its Commercial Arbitration Rules as supplemented by its Supplementary Procedures for Complex Cases.
(b) Situs. The situs of the arbitration shall be New York City, New York.
(c) Number and Qualification of Arbitrators.  The arbitration shall be decided by a panel of three (3) neutral arbitrators.  AAA shall recommend arbitrators from its commercial panel, giving due regard to the Parties' desire to have arbitrators with experience in hearing commercial arbitrations and arbitrations involving mergers and acquisitions.  The arbitrators shall be selected in accordance with AAA Commercial Arbitration Rules.  Recognizing the intent of the Parties to obtain impartial, independent decisions and rulings, each arbitrator shall disclose to the Parties and to the other parties of the panel, any professional, familial or social relationship, present or past relationship, with any Party or counsel.  Any Party may challenge in writing the appointment or continued service of any arbitrator for lack of independence, partiality or any other case likely to impair such arbitrator's ability to render a fair and equitable decision.  Where such challenge is made to an arbitrator, the AAA shall uphold or dismiss the challenge.  In the event the challenge is upheld, such arbitrator shall cease to be a member of the panel.  Any arbitrator may be removed upon agreement of the Parties.
(d) Remedies.  All decisions or rulings of the panel, as well as any interim or final award, shall be pursuant to the majority vote of three (3) arbitrators comprising the panel.  The arbitrators shall have authority to award any remedy or relief that a court of the State of Delaware, United States of America, could award or grant, including, without limitation, specific performance of any obligation created under this Agreement, the issuance of an injunction, prejudgment or post-judgment interest, or the imposition of sanctions for abuse or frustration of the arbitration process.  Any Party may petition any court in the State of Delaware having jurisdiction (i) for interim equitable relief pending initiation or completion of arbitration proceedings held pursuant to this Section 9, and (ii) for enforcement of an arbitration award made pursuant to this Section 9.
(e) Fees and Expenses. The arbitrators shall have the discretion and authority to award the prevailing Party, if any, as determined by the arbitrators, all of its costs and expenses, in such amounts as the arbitrators deem appropriate; provided that each Party shall be responsible for its attorneys' fees.
(f) Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT.
Section 10. Miscellaneous.
(a) Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns;
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provided, however, that the rights and obligations of parties under this Agreement shall not be assignable to any Person without the prior written consent of the other party.
(b) No Third-Party Beneficiaries.  Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer, and this Agreement shall not confer, on any Person other than the parties to this Agreement any rights, remedies, obligations or liabilities under or by reason of this Agreement, and no other Persons shall have any standing with respect to this Agreement or the transactions contemplated by this Agreement; provided, however that each Indemnified Party (but only, in the case of an Investor Indemnitee, if such Investor Indemnitee has complied with the requirements of Section 5(c), including the first proviso of Section 5(c)) shall be entitled to the rights, remedies and obligations provided to an Indemnified Party under Section 5, and each such Indemnified Party shall have standing as a third-party beneficiary under Section 5 to enforce such rights, remedies and obligations.
(c) Entire Agreement.  This Agreement, together with the Settlement Agreement, constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede any prior discussion, correspondence, negotiation, proposed term sheet, letter of intent, agreement, understanding or arrangement, and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to in this Agreement.
(d) Notices.  Except as otherwise provided in this Agreement, all notices, requests, claims, demands, waivers and other communications required or permitted under this Agreement shall be in writing and shall be mailed by reliable overnight delivery service or delivered by hand, messenger or email, as follows:
if to the Company:

Alico, Inc.
10070 Daniels Interstate Court, Suite 100
Fort Myers, Florida 33913
Attention:  Benjamin D. Fishman
 ben.fishman@arlongroup.com
with a copy to (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attention:  Matthew M. Guest, Esq.
 MMGuest@wlrk.com
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if to the Investor:

Remy W. Trafelet
c/o Trafelet & Co LLC
410 Park Avenue (17th Floor)
New York, NY  10022
with a copy to (which shall not constitute notice) to:

Allen & Overy LLP
1221 Avenue of the Americas
New York, NY  10020
Attention:  Eric S. Shube, Esq.
 eric.shube@allenovery.com
or in any such case to such other address, facsimile number or telephone as any party hereto may, from time to time, designate in a written notice given in a like manner.  Notices shall be deemed given when actually delivered by overnight delivery service, hand or messenger, or when received by email if promptly confirmed.
(e) Expenses.  All legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses, except as expressly provided in Section 2(c) or Section 5.
(f) Amendments and Waivers.  This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought.  Any party to this Agreement may, only by an instrument in writing, waive compliance by the other party to this Agreement with any term or provision of this Agreement on the part of such other party to this Agreement to be performed or complied with.  The waiver by any party to this Agreement of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities at the time outstanding (including securities convertible into Registrable Securities), each future holder of all such Registrable Securities, and the Company.
(g) Counterparts.  This Agreement may be executed in one or more counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic method shall be as effective as delivery of a manually executed counterpart of this Agreement.
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(h) Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto.  Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
(i) Headings; Definitions.  The Section and Article headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.
(j) Interpretation; Absence of Presumption.  For the purposes of this Agreement, (i) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (ii) references to the terms Article, Section, paragraph and Exhibit are references to the Articles, Sections, paragraphs and Exhibits to this Agreement unless otherwise specified; (iii) the terms "hereof," "herein," "hereby," "hereto" and derivative or similar words refer to this entire Agreement, including the Exhibits hereto; (iv) the word "including" and words of similar import when used in this Agreement shall mean "including without limitation," unless otherwise specified; (v) the word "or" shall not be deemed to be exclusive; (vi) references to "written" or "in writing" include in electronic form; (vii) provisions shall apply, when appropriate, to successive events and transactions; (viii) the Company and the Investor have each participated in the negotiation and drafting of this Agreement and if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or burdening either party by virtue of the authorship of any of the provisions in this Agreement; (ix) references to any contract are to that contract as amended, modified or supplemented from time to time in accordance with the terms thereof; (x) a reference to any Person includes such Person's successors and permitted assigns; (xi) any reference to "days" shall mean calendar days unless Business Days are expressly specified and (xii) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and if the last day of such period is not a Business Day, the period shall end on the next succeeding Business Day.
[signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

THE COMPANY:
ALICO, INC.

By:	/s/ Benjamin D. Fishman
Name: Benjamin D. Fishman
Title: Interim President

INVESTOR:
REMY W. TRAFELET

By:	/s/ Remy W. Trafelet
Name: Remy W. Trafelet

[Signature Page to Registration Rights Agreement]

Exhibit D
Press Release
(attached)

D-1

Exhibit D

ALICO AND MR. REMY TRAFELET REACH AMICABLE RESOLUTION

Fort Myers, FL, February 11, 2019 - Alico, Inc. ("Alico" or the "Company") (Nasdaq "ALCO") today announced that it has entered into a settlement agreement with Mr. Remy W. Trafelet and certain of his affiliates, along with certain members of the Alico Board of Directors (the "Board"), to dismiss the pending litigation in the Circuit Court of the Thirteenth Judicial Circuit in and for Hillsborough County, Florida captioned 734 Agriculture, LLC v. Brokaw, Case No. 18-CA-011294.  Separately, Mr. Trafelet and certain of his affiliates have entered into a settlement agreement with certain members of 734 Investors, LLC, the Company's largest shareholder, to dismiss related pending litigation in Delaware.

In accordance with the settlement agreement, which was unanimously approved by the Board, Mr. Trafelet has resigned from his roles as president and chief executive officer and a director of the Company.  Mr. Trafelet remains one of the largest individual beneficial holders of the Company's stock.  The parties to the settlement jointly determined that such an agreement was in the best interests of Alico and its shareholders and was beneficial for all parties.  Mr. Trafelet has agreed to provide consulting services to the Company following his departure, so that Alico can continue to benefit from his input, in particular regarding the Alico 2.0 modernization program, which has transformed three legacy businesses into a single efficient enterprise, Alico Citrus – one of the leaders in the U.S. citrus industry.

Mr. Hank Slack, executive chairman of the Board, said: "We are pleased to have reached a constructive agreement with Mr. Trafelet.  On behalf of the Board and the entire Alico team, I want to thank Remy for his service and his many contributions to the growth of Alico.  I particularly want to commend him for his implementation of Alico 2.0 and for his hard work and dedication to this successful initiative."

Mr. Trafelet said: "I am proud of our work over the last two years to transform Alico, driving material improvements in efficiency and profitability to the benefit of shareholders. With today's resolution, I look forward to seeing the Company continue to prosper."

Mr. Benjamin D. Fishman will continue serving as the interim president of Alico.  Arlon Valencia Holdings, LLC, of which Mr. Fishman is an affiliate, will serve as Managing Member of 734 Investors, LLC.

The settlement agreement will be filed by the Company with the U.S. Securities and Exchange Commission.

About Alico, Inc.

Alico, Inc. primarily operates two divisions: Alico Citrus, one of the nation's largest citrus producers, and Alico Water Resources and Other Operations, a leading water storage and environmental services division. Learn more about Alico (Nasdaq "ALCO") at www.alicoinc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Alico's current expectations about future events and can be identified by terms such as "plans," "expect," "may," "anticipate," "intend," "should be," "will be," "is likely to," "believes," and similar expressions referring to future periods.

Alico believes the expectations reflected in the forward-looking statements are reasonable but cannot guarantee future results, level of activity, performance or achievements. Actual results may differ materially from those expressed or implied in the forward-looking statements. Therefore, Alico cautions you against relying on any of these forward-looking statements. Factors which may cause future outcomes to differ materially from those foreseen in forward-looking statements include, but are not limited to: changes in laws, regulation and rules; weather conditions that affect production, transportation, storage, demand, import and export of fresh product and its by-products; increased pressure from diseases including citrus greening and citrus canker, as well as insects and other pests; disruption of water supplies or changes in water allocations; pricing and supply of raw materials and products; market responses to industry volume pressures; pricing and supply of energy; changes in interest rates; availability of financing for land development activities and other growth and corporate opportunities; onetime events; acquisitions and divestitures; seasonality; our ability to achieve the anticipated cost savings under the Alico 2.0 Modernization Program; customer concentration; labor disruptions; inability to pay debt obligations; inability to engage in certain transactions due to restrictive covenants in debt instruments; government restrictions on land use; changes in agricultural land values; and market and pricing risks due to concentrated ownership of stock. Other risks and uncertainties include those that are described in Alico's SEC filings, which are available on the SEC's website at http://www.sec.gov. Alico undertakes no obligation to subsequently update or revise the forward-looking statements made in this press release, except as required by law.

Press Contact

John E. Kiernan
Executive Vice President and Chief Financial Officer
(239) 226-2000
JKiernan@alicoinc.com